Exhibit 99.1

RENNOVA HEALTH, INC. PRICES $10,000,000 PUBLIC OFFERING

West Palm Beach, FL, December 23, 2015 – Rennova Health, Inc. (NASDAQ: RNVA, RNVAW) today announced the pricing of an underwritten public offering with expected total gross proceeds of approximately $10,000,000 before deducting underwriting discounts and commissions and other offering expenses payable by the Company. The securities offered by the Company consist of Class A Units, with each Class A Unit consisting of one share of the Company's common stock and one immediately exercisable five-year warrant to purchase one share of common stock with a warrant exercise price of $1.9375, and Class B Units, with each Class B Unit consisting of one share of the Company's Series C Convertible Preferred Stock with a stated value of $1,000 and convertible into shares of the Company’s common stock at $1.55 per share and immediately exercisable five-year warrants to purchase 645.1613 shares of common stock, with a warrant exercise price of $1.9375. The Class A Units were priced at $1.55. The Class B Units were priced at $1,000. The underwriters have been granted a 45-day option to purchase up to an aggregate of an additional 15% of the securities sold in the offering to cover over-allotments, if any. The offering is expected to close on or about December 30, 2015, subject to customary closing conditions. Rennova Health’s common stock is listed on the NASDAQ Capital Market under the symbol “RNVA” and the warrants are approved for trading on the NASDAQ Capital Market under the symbol "RNVAW."

Aegis Capital Corp. is acting as the sole book-running manager for the offering.

A registration statement relating to these securities has been filed with the Securities and Exchange Commission (the “SEC”) and was declared effective on December 23, 2015. This offering is being made only by means of a preliminary prospectus previously filed with the SEC which is available on the SEC’s website located at http://www.sec.gov. A final prospectus describing the terms of the offering will be filed with the SEC and will be available on the SEC’s website located at http://www.sec.gov.

This press release does not constitute an offer to sell or a solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction. Any offer, if at all, will be made only by means of a preliminary prospectus and final prospectus forming a part of the effective registration statement. Copies of the preliminary prospectus and final prospectus relating to this offering may be obtained, when available, from Aegis Capital Corp., Prospectus Department, 810 Seventh Avenue, 18th Floor, New York, NY, 10019, telephone: 212-813-1010 or email: prospectus@aegiscap.com.

About Rennova Health

Rennova Health, Inc. owns and operates five diagnostics laboratories across the United States that provide clinical testing services specializing in toxicology testing for pain management clinics, drug and alcohol rehabilitation facilities and neurotransmitter testing. It offers its customers a complete, turnkey software product including: a proprietary laboratory ordering and reporting application, an advanced laboratory information management system, electronic health records, and an industry-leading platform for interpreting and reporting complex test results to physicians. Rennova's software is differentiated from that of its competitors by the breadth of its services, each of which is branded separately and is made available to physician groups in whole or in part. The software permits efficient and easy ordering and reporting, electronic health records integration, medical billing services and compliance, and diagnostic interpretation. For more information see www.rennovahealth.com.

Rennova Health Safe Harbor Statement

This press release includes forward-looking statements about Rennova Health’s anticipated results that involve risks and uncertainties, including statements regarding our expectations with respect to the completion of our proposed public offering and the gross proceeds from the offering. These statements are subject to significant risks and uncertainties, actual results could differ materially from those projected and Rennova Health cautions investors not to place undue reliance on the forward-looking statements contained in this release. There can be no assurance that Rennova Health will be able to complete the offering on the anticipated terms, or at all. Risks and uncertainties relating to Rennova Health and this offering can be found in the “Risk Factors” section of the preliminary prospectus and final prospectus related to such proposed offering to be filed with the SEC. Rennova Health undertakes no obligation to update or revise any such forward-looking statements to reflect subsequent events or circumstances, except as may be required by law.